We consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 33-89788, of our report dated January 23, 1997 contained in this 1997 Annual Report on Form 10-K.

/s/ Geo. S. Olive & Co. LLC

Indianapolis, Indiana
March 25, 1998